Exhibit 99.1

ITT Reports Strong Fourth Quarter and Record Full-Year Results, Affirms 2008 Outlook

Fourth quarter

  Revenue was up 23 percent to $2.5 billion, with double-digit organic growth in each business segment
  Earnings from continuing operations were up eight percent to 70 cents per share; excluding special items, earnings per share were 94 cents, up 29 percent

Full-year

  2007 revenue tops $9 billion, up 15 percent; organic revenue up 11 percent for the year
  2007 earnings from continuing operations grew to $3.44 per share, up 29 percent; excluding special items, earnings per share were up 24 percent to $3.53

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--ITT Corporation (NYSE: ITT) today reported fourth quarter 2007 income from continuing operations of $128 million, or 70 cents per share. Excluding special items and restructuring costs, income from continuing operations was $172 million, or 94 cents per share, up 29 percent on strong profit performance from each business segment. Fourth quarter revenue was up 23 percent year-over-year to $2.5 billion on continued robust growth in the Defense segment and strong international sales in ITT’s commercial segments.

Improved full-year 2007 margin performance across all segments led to record income from continuing operations of $633 million, or $3.44 per share. Excluding the impact of special items and restructuring, income rose to $650 million, or $3.53 per share, up 24 percent over the prior year. For the full-year 2007, ITT reported record revenues of $9.0 billion, a 15 percent improvement, driven by strong double-digit organic revenue growth. This marks the fourth straight year of double-digit organic revenue growth.

“We are proud of our performance this quarter and for 2007 on the whole – we set a high bar and cleared it. On top of outstanding operational performance, we made significant progress on our strategic plan and effectively realigned and enhanced our portfolio for long-term success,” said Steve Loranger, ITT’s chairman, president and chief executive officer. “Our strong operational capability, combined with a portfolio that is built to weather economic cycles, gives us confidence heading into 2008. Despite the uncertainty facing the U.S. market, we believe our team has effectively positioned the company to have another strong year and meet our goals.”

2008 Outlook

ITT is confirming its full-year 2008 earnings forecast in the range of $3.80 to $3.95 per share, reflecting anticipated 16 to 20 percent earnings growth over 2007 on a comparable basis. The company expects top-line revenue to be $11.1 billion to $11.3 billion in 2008, approximately 25 percent higher than 2007 revenue. Revenue growth expectations include mid-single digit organic growth and full-year revenues of recent acquisitions, including EDO Corporation and International Motion Control.

In November 2007, ITT announced that effective with its first quarter 2008 earnings report it would no longer present restructuring costs within adjusted earnings figures. In anticipation of this change, projected restructuring costs of $35-45 million are included in this earnings forecast.

Fourth Quarter and Full-Year Business Segment Results

Defense Electronics & Services

  Fourth quarter revenue for the Defense segment was up 24 percent to $1.2 billion, on strong organic growth from the segment’s services businesses. Fourth quarter operating income for the segment grew to $125 million. Excluding restructuring, operating income was up 32 percent to $129 million.
  Full-year 2007 revenue for the segment reached $4.2 billion, up 14 percent over 2006, led by the strong year-over-year growth of ITT’s Advanced Engineering & Sciences and Systems businesses. For the full year, operating income for the segment was $503 million. Excluding restructuring, operating income was up 25 percent to $512 million, attributable to high performance on fixed-price contracts and continued focus on operational efficiency.
  On Dec. 20, 2007, ITT closed its acquisition of EDO Corporation. The agreement to purchase EDO was announced in September 2007 and approved by EDO shareholders at a special meeting held two days prior to closing. The acquisition was ITT’s largest in its history and makes ITT a top 10 U.S. defense contractor, as measured by revenue.

Fluid Technology

  ITT’s Fluid Technology segment reported fourth quarter revenue of $985 million, up 18 percent year-over-year and 11 percent organically. Growth in the segment was driven by strong international sales in commercial and industrial end markets, which offset weakness in the U.S. residential market. Fourth quarter segment operating income was $125 million. Excluding restructuring, operating income grew 18 percent to $145 million year-over-year.
  For the full-year 2007, the segment grew 14 percent on revenues of $3.5 billion and generated operating income of $433 million. Excluding restructuring, operating income improved 19 percent to $473 million, driven by ongoing deployment of operational and productivity improvement initiatives.

Motion & Flow Control

  Fourth quarter revenue for the segment was up 41 percent to $370 million, which includes full-quarter revenues of the recently acquired International Motion Control. Organic growth for the quarter was also strong at 12 percent, on continued strength in the Aerospace Controls and Friction Technologies businesses. The segment reported fourth quarter operating income of $38 million. Excluding restructuring expenses, operating income improved 37 percent to $50 million.
  Full-year 2007 revenue for the Motion & Flow Control segment was $1.3 billion, up 22 percent over 2006. Operating income grew to $187 million for the year. Excluding restructuring, segment operating income of $202 million improved 22 percent, benefiting from continued focus on operational and lean initiatives.

Emerging Markets Progress

During the fourth quarter, ITT made significant progress against its emerging markets growth strategies by opening three state-of-the-art manufacturing facilities and a new research and development center. The new sites serving ITT’s commercial businesses will focus on customizing and building products designed to meet the specific needs of customers throughout Asia Pacific, as well as other markets.

ITT opened two advanced manufacturing and assembly centers in China and one in Poland. The Wuxi, China site will primarily support ITT’s Motion & Flow Control segment. The Nanjing, China and Poland plants will primarily develop products for the Fluid Technology segment. The Nanjing facility is a showcase of ITT technologies as it deploys an advanced industrial water treatment system enabling the plant to reuse virtually all the water needed to operate the facility.

During the quarter, the company also opened an ITT Technology Center, in Vadodara, India, which was established to meet the specific needs of Indian customers, and eventually global customers.

Income Tax Controls

In the fourth quarter, ITT identified a material weakness specifically related to income tax accounting controls. The company has initiated remedial steps to enhance controls in this area, and also performed additional analyses and post-closing procedures that reasonably assured the reliability of income tax accounts as of December 31, 2007. This control issue, which will be more fully discussed in the company’s 10-K, did not result in the restatement of, or otherwise materially impact, ITT’s financial statements for any period.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9:00 a.m. Eastern Standard Time to review fourth quarter and full-year performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/ir.

About ITT Corporation

ITT Corporation (www.itt.com) is a diversified high-technology engineering and manufacturing company dedicated to creating more livable environments, enabling communications and providing protection and safety. The company plays an important role in vital markets including water and fluids management, global defense and security, and motion and flow control. ITT employs approximately 40,000 people serving customers in more than 50 countries. Headquartered in White Plains, N.Y., the company generated $9 billion in 2007 sales.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
Fourth Quarter 2007 & 2006

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	Sales & Revenues	Sales & Revenues	Change	% Change	Sales & Revenues	Acquisition Contribution	FX Contribution	Adj. Sales & Revenues	Sales & Revenues	Change	% Change
	3M 2007	3M 2006	2007 vs. 2006	2007 vs. 2006	3M 2007	3M 2007	3M 2007	3M 2007	3M 2006	Adj. 07 vs. 06	Adj. 07 vs. 06

ITT Corporation - Consolidated	2,528.7	2,051.3	477.4	23.3%	2,528.7	(108.4)	(76.5)	2,343.8	2,051.3	292.5	14.3%

Defense Electronics & Services	1,177.9	952.3	225.6	23.7%	1,177.9	(52.6)	(0.2)	1,125.1	952.3	172.8	18.1%
Communications Systems	222.4	204.0	18.4	9.0%	222.4	0.0	0.0	222.4	204.0	18.4	9.0%
Space Systems	166.7	156.3	10.4	6.7%	166.7	0.0	(0.2)	166.5	156.3	10.2	6.5%
Advanced Engineering & Sciences	144.8	89.8	55.0	61.2%	144.8	(3.4)	0.0	141.4	89.8	51.6	57.5%
Electronic Systems	100.4	88.2	12.2	13.8%	100.4	0.0	0.0	100.4	88.2	12.2	13.8%
Night Vision	125.5	118.4	7.1	6.0%	125.5	0.0	0.0	125.5	118.4	7.1	6.0%
Systems	372.9	299.0	73.9	24.7%	372.9	0.0	0.0	372.9	299.0	73.9	24.7%
EDO	49.2	0.0	49.2	NA	49.2	(49.2)	0.0	0.0	0.0	0.0	0.0%

Fluid Technology	985.2	838.8	146.4	17.5%	985.2	0.0	(55.0)	930.2	838.8	91.4	10.9%
Industrial Process	192.0	155.7	36.3	23.3%	192.0	0.0	(1.8)	190.2	155.7	34.5	22.2%
Residential and Commercial Water Group	304.2	271.7	32.5	12.0%	304.2	0.0	(12.8)	291.4	271.7	19.7	7.3%
Water & WasteWater	500.9	420.5	80.4	19.1%	500.9	0.0	(41.2)	459.7	420.5	39.2	9.3%

Motion & Flow Control	370.2	263.1	107.1	40.7%	370.2	(55.8)	(20.2)	294.2	263.1	31.1	11.8%
Aerospace Controls	26.6	20.3	6.3	31.0%	26.6	(0.7)	0.0	25.9	20.3	5.6	27.6%
Flow Control	62.8	51.2	11.6	22.7%	62.8	(7.9)	(2.6)	52.3	51.2	1.1	2.1%
Friction Technologies	101.9	75.3	26.6	35.3%	101.9	0.0	(11.3)	90.6	75.3	15.3	20.3%
Energy Absoprption	68.8	22.4	46.4	207.1%	68.8	(42.3)	(2.4)	24.1	22.4	1.7	7.6%
IMC Controls	16.5	0.0	16.5	0.0%	16.5	(16.5)	0.0	0.0	0.0	0.0	0.0%
Interconnect Solutions	104.8	93.9	10.9	11.6%	104.8	0.0	(3.9)	100.9	93.9	7.0	7.5%

	Orders	Orders	Change	% Change	Orders	Acquisition Contribution	FX Contribution	Adj. Orders	Orders	Change	% Change
	3M 2007	3M 2006	2007 vs. 2006	2007 vs. 2006	3M 2007	3M 2007	3M 2007	3M 2007	3M 2006	Adj. 07 vs. 06	Adj. 07 vs. 06

Defense Electronics & Services	1,401.6	1,211.7	189.9	16%	1,401.6	(2.2)	(0.2)	1,399.2	1,211.7	187.5	15.5%

Fluid Technology	907.7	762.5	145.2	19%	907.7	0.0	(49.6)	858.1	762.5	95.6	12.5%

Motion & Flow Control	414.9	275.1	139.8	51%	414.9	(83.7)	(22.9)	308.3	275.1	33.2	12.1%

Total Segment Orders	2,720.5	2,243.7	476.8	21%	2,720.5	(85.9)	(75.7)	2,558.9	2,243.7	315.2	14.0%

Note: Excludes intercompany eliminations.
ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
Full Year 2007 & 2006

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	Sales & Revenues	Sales & Revenues	Change	% Change	Sales & Revenues	Acquisition Contribution	FX Contribution	Adj. Sales & Revenues	Sales & Revenues	Change	% Change
	FY 2007	FY 2006	2007 vs. 2006	2007 vs. 2006	FY 2007	FY 2007	FY 2007	FY 2007	FY 2006	Adj. 07 vs. 06	Adj. 07 vs. 06

ITT Corporation - Consolidated	9,003.3	7,807.9	1,195.4	15.3%	9,003.3	(150.6)	(198.6)	8,654.1	7,807.9	846.2	10.8%

Defense Electronics & Services	4,176.2	3,659.3	516.9	14.1%	4,176.2	(54.6)	(0.6)	4,121.0	3,659.3	461.7	12.6%
Communications Systems	805.4	757.9	47.5	6.3%	805.4	(0.8)	0.0	804.6	757.9	46.7	6.2%
Space Systems	605.8	626.8	(21.0)	-3.4%	605.8	0.0	(0.6)	605.2	626.8	(21.6)	-3.4%
Advanced Engineering & Sciences	480.8	326.8	154.0	47.1%	480.8	(4.6)	0.0	476.2	326.8	149.4	45.7%
Electronic Systems	409.6	371.7	37.9	10.2%	409.6	0.0	0.0	409.6	371.7	37.9	10.2%
Night Vision	484.7	419.8	64.9	15.5%	484.7	0.0	0.0	484.7	419.8	64.9	15.5%
Systems	1353.7	1164.3	189.4	16.3%	1,353.7	0.0	0.0	1,353.7	1,164.3	189.4	16.3%
EDO	49.2	0.0	49.2	NA	49.2	(49.2)	0.0	0.0	0.0	0.0	0.0%

Fluid Technology	3,509.1	3,070.1	439.0	14.3%	3,509.1	(26.8)	(138.4)	3,343.9	3,070.1	273.8	8.9%
Industrial Process	703.9	595.6	108.3	18.2%	703.9	0.0	(5.2)	698.7	595.6	103.1	17.3%
Residential and Commercial Water Group	1,183.3	1,086.6	96.7	8.9%	1,183.3	(1.4)	(33.7)	1,148.2	1,086.6	61.6	5.7%
Water & WasteWater	1,663.3	1,419.2	244.1	17.2%	1,663.3	(25.4)	(101.5)	1,536.4	1,419.2	117.2	8.3%

Motion & Flow Control	1,332.5	1,092.9	239.6	21.9%	1,332.5	(69.2)	(58.7)	1,204.6	1,092.9	111.7	10.2%
Aerospace Controls	101.3	82.7	18.6	22.5%	101.3	(3.0)	0.0	98.3	82.7	15.6	18.9%
Flow Control	251.6	224.4	27.2	12.1%	251.6	(7.9)	(9.1)	234.6	224.4	10.2	4.5%
Friction Technologies	393.4	318.4	75.0	23.6%	393.4	0.0	(31.9)	361.5	318.4	43.1	13.5%
Energy Absoprption	144.3	87.2	57.1	65.5%	144.3	(42.3)	(6.7)	95.3	87.2	8.1	9.3%
IMC Controls	16.5	0.0	16.5	0.0%	16.5	(16.5)	0.0	0.0	0.0	0.0	0.0%
Interconnect Solutions	425.6	380.2	45.4	11.9%	425.6	0.0	(11.0)	414.6	380.2	34.4	9.0%

	Orders	Orders	Change	% Change	Orders	Acquisition Contribution	FX Contribution	Adj. Orders	Orders	Change	% Change
	FY 2007	FY 2006	2007 vs. 2006	2007 vs. 2006	FY 2007	FY 2007	FY 2007	FY 2007	FY 2006	Adj. 07 vs. 06	Adj. 07 vs. 06

Defense Electronics & Services	4,073.9	4,118.0	(44.1)	-1%	4,073.9	(4.2)	(0.6)	4,069.1	4,118.0	(48.9)	-1.2%

Fluid Technology	3,657.1	3,144.1	513.0	16%	3,657.1	(20.8)	(139.1)	3,497.2	3,144.1	353.1	11.2%

Motion & Flow Control	1,399.3	1,141.4	257.9	23%	1,399.3	(86.0)	(63.1)	1,250.2	1,141.4	108.8	9.5%

Total Segment Orders	9,118.1	8,391.7	726.4	9%	9,118.1	(111.0)	(205.5)	8,801.6	8,391.7	409.9	4.9%

Note: Excludes intercompany eliminations.
ITT Corporation Non-GAAP Reconciliation
Segment Operating Income & OI Margin Adjusted for Restructuring
Fourth Quarter of 2007 & 2006

($ Millions)

	Q4 2007 As Reported	Q4 2006 As Reported	% Change 07 vs. 06	Q4 2007 As Reported	Adjust for 2007 Restructuring	Q4 2007 As Adjusted	Q4 2006 As Reported	Adjust for 2006 Restructuring	Q4 2006 As Adjusted	% Change Adj. 07 vs. 06

Sales and Revenues:
Defense Electronics & Services	1,177.9	952.3		1,177.9		1,177.9	952.3		952.3
Fluid Technology	985.2	838.8		985.2		985.2	838.8		838.8
Motion & Flow Control	370.2	263.1		370.2		370.2	263.1		263.1
Intersegment eliminations	(4.6)	(2.9)		(4.6)		(4.6)	(2.9)		(2.9)
Total Sales and Revenues	2,528.7	2,051.3		2,528.7		2,528.7	2,051.3		2,051.3

Operating Margin:
Defense Electronics & Services	10.6%	10.0%		10.6%		10.9%	10.0%		10.3%	60	BP
Fluid Technology	12.7%	12.9%		12.7%		14.7%	12.9%		14.7%	-	BP
Motion & Flow Control	10.3%	13.6%		10.3%		13.6%	13.6%		13.9%	(30)	BP
Total Ongoing Segments	11.4%	11.7%		11.4%		12.8%	11.7%		12.6%	20	BP

Income:
Defense Electronics & Services	125.4	95.3	31.6%	125.4	3.4	128.8	95.3	2.5	97.8	31.7%
Fluid Technology	125.4	108.2	15.9%	125.4	19.6	145.0	108.2	15.2	123.4	17.5%
Motion & Flow Control	38.0	35.9	5.8%	38.0	12.2	50.2	35.9	0.7	36.6	37.2%
Total Segment Operating Income	288.8	239.4	20.6%	288.8	35.2	324.0	239.4	18.4	257.8	25.7%
ITT Corporation Non-GAAP Reconciliation
Segment Operating Income & OI Margin Adjusted for Restructuring
Full Year 2007 & 2006

($ Millions)

	FY 2007 As Reported	FY 2006 As Reported	% Change 07 vs. 06	FY 2007 As Reported	Adjust for 2007 Restructuring	FY 2007 As Adjusted	FY 2006 As Reported	Adjust for 2006 Restructuring	FY 2006 As Adjusted	% Change Adj. 07 vs. 06

Sales and Revenues:
Defense Electronics & Services	4,176.2	3,659.3		4,176.2		4,176.2	3,659.3		3,659.3
Fluid Technology	3,509.1	3,070.1		3,509.1		3,509.1	3,070.1		3,070.1
Motion & Flow Control	1,332.5	1,092.9		1,332.5		1,332.5	1,092.9		1,092.9
Intersegment eliminations	(14.5)	(14.4)		(14.5)		(14.5)	(14.4)		(14.4)
Total Sales and Revenues	9,003.3	7,807.9		9,003.3		9,003.3	7,807.9		7,807.9

Operating Margin:
Defense Electronics & Services	12.0%	11.0%		12.0%		12.3%	11.0%		11.2%	110	BP
Fluid Technology	12.3%	12.1%		12.3%		13.5%	12.1%		12.9%	60	BP
Motion & Flow Control	14.1%	13.7%		14.1%		15.2%	13.7%		15.2%	-	BP
Total Ongoing Segments	12.5%	11.8%		12.5%		13.2%	11.8%		12.5%	70	BP

Income:
Defense Electronics & Services	502.7	404.3	24.3%	502.7	9.7	512.4	404.3	6.3	410.6	24.8%
Fluid Technology	432.7	370.6	16.8%	432.7	39.9	472.6	370.6	26.7	397.3	19.0%
Motion & Flow Control	187.4	149.7	25.2%	187.4	14.9	202.3	149.7	16.5	166.2	21.7%
Total Segment Operating Income	1,122.8	924.6	21.4%	1,122.8	64.5	1,187.3	924.6	49.5	974.1	21.9%
ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Net Income & EPS
Fourth Quarter of 2007 & 2006

($ Millions, except EPS and shares)

									Change	Percent Change
	Q4 2007	Q4 2007		Q4 2007	Q4 2006	Q4 2006		Q4 2006	2007 vs. 2006	2007 vs. 2006
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	288.8	35.2	#A	324.0	239.4	18.4	#D	257.8

Interest Income (Expense)	(27.6)	-		(27.6)	(14.8)	-		(14.8)
Other Income (Expense)	(2.8)	-		(2.8)	0.7	-		0.7
Corporate (Expense)	(39.8)	(0.2)	#A	(40.0)	(39.7)	1.3	#D	(38.4)

Income from Continuing Operations before Tax	218.6	35.0		253.6	185.6	19.7		205.3

Income Tax Items	(20.0)	20.0	#B	-	(2.4)	2.2	#E	(0.2)
Income Tax Expense	(70.2)	(11.2)	#C	(81.4)	(61.3)	(6.4)	#F	(67.7)

Total Tax Expense	(90.2)	8.8		(81.4)	(63.7)	(4.2)		(67.9)

Income from Continuing Operations	128.4	43.8		172.2	121.9	15.5		137.4

Diluted EPS from Continuing Operations	0.70	0.24		0.94	0.65	0.08		0.73	$0.21	28.8%

#A - Remove Restructuring Expense of $35.2M and ($0.2M).
#B - Remove Tax Charge of $20.0M and apply structural tax rate impact in Q4.
#C - Remove Tax Benefit on restructuring of ($11.2M).
#D - Remove Restructuring Expense of $18.4M and $1.3M.
#E - Remove Tax Charge of $2.4M and apply structural tax rate impact in Q4.
#F - Remove Tax Benefit on restructuring of ($6.4M).
ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Net Income & EPS
Full Year 2007 & 2006

($ Millions, except EPS and shares)

									Change	Percent Change
	FY 2007	FY 2007		FY 2007	FY 2006	FY 2006		FY 2006	2007 vs. 2006	2007 vs. 2006
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	1,122.8	64.5	#A	1,187.3	924.6	49.5	#E	974.1

Interest Income (Expense)	(65.3)	(7.0)	#B	(72.3)	(60.8)			(60.8)
Other Income (Expense)	(13.4)	-		(13.4)	(12.9)	-		(12.9)
Corporate (Expense)	(145.6)	1.6	#A	(144.0)	(123.6)	2.2	#E	(121.4)

Income from Continuing Operations before Tax	898.5	59.1		957.6	727.3	51.7		779.0

Income Tax Items	20.6	(20.6)	#C	-	0.2	(0.5)	#F	(0.3)
Income Tax Expense	(286.1)	(21.2)	#D	(307.3)	(227.8)	(16.2)	#G	(244.0)

Total Tax Expense	(265.5)	(41.8)		(307.3)	(227.6)	(16.7)		(244.3)

Income from Continuing Operations	633.0	17.3		650.3	499.7	35.0		534.7

Diluted EPS from Continuing Operations	3.44	0.09		3.53	2.67	0.18		2.85	$0.68	23.9%

#A - Remove Restructuring Expense of $64.5M and $1.6M.
#B - Remove Interest Adjustment on Tax Audit Settlement of ($7.0M).
#C - Remove Tax Benefit of ($20.6M).
#D - Remove Tax Benefit on restructuring of ($21.2M).
#E - Remove Restructuring Expense of $49.5M and $2.2M.
#F - Remove Tax Benefit of ($0.2M) and apply structural tax rate impact in Q4.
#G - Remove Tax Benefit on restructuring of ($16.2M).
ITT Corporation Non-GAAP Reconciliation
Cash From Operating Activities vs. Free Cash Flow
2007 & 2006

($ Millions)

	2007	2006

Net Cash - Operating Activities	798.1	780.7

Capital Expenditures	(239.3)	(177.1)

Cash Payment re sale/leaseback	44.8	-

Pension Pre-funding, net of tax	50.0	82.0

Free Cash Flow	653.6	685.6
ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED INCOME STATEMENTS (In millions, except per share) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Sales and revenues	$2,528.7	$2,051.3	$9,003.3	$7,807.9

Costs of sales and revenues	1,828.1	1,458.9	6,435.0	5,618.4
Selling, general and administrative expenses	364.2	331.7	1,342.7	1,175.9
Research and development expenses	52.4	41.3	182.3	160.9
Restructuring and asset impairment charges, net	35.0	19.7	66.1	51.7
Total costs and expenses	2,279.7	1,851.6	8,026.1	7,006.9

Operating income	249.0	199.7	977.2	801.0
Interest expense	46.2	25.4	114.9	86.2
Interest income	18.6	10.6	49.6	25.4
Miscellaneous (income) expense, net	2.8	(0.7)	13.4	12.9
Income from continuing operations before income taxes	218.6	185.6	898.5	727.3
Income tax expense	90.2	63.7	265.5	227.6
Income from continuing operations	128.4	121.9	633.0	499.7
Discontinued operations, net of tax	29.9	18.9	109.1	81.4
Net income	$158.3	$140.8	$742.1	$581.1

Earnings Per Share:
Income from continuing operations:
Basic	$0.71	$0.66	$3.51	$2.71
Diluted	$0.70	$0.65	$3.44	$2.67
Discontinued operations:
Basic	$0.17	$0.10	$0.60	$0.44
Diluted	$0.16	$0.10	$0.59	$0.43
Net income:
Basic	$0.88	$0.76	$4.11	$3.15
Diluted	$0.86	$0.75	$4.03	$3.10

Average Common Shares — Basic	180.5	184.0	180.6	184.3
Average Common Shares — Diluted	183.9	187.1	184.0	187.4
ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions) (Unaudited)

	December 31,	December 31,
	2007	2006

Assets
Current Assets:
Cash and cash equivalents	$1,840.0	$937.1
Receivables, net	1,935.0	1,288.9
Inventories, net	890.4	726.5
Assets of discontinued businesses held for sale	5.0	183.2
Deferred income taxes	110.1	79.8
Other current assets	156.3	102.8
Total current assets	4,936.8	3,318.3

Plant, property and equipment, net	980.3	833.0
Deferred income taxes	28.5	136.1
Goodwill, net	3,806.9	2,336.8
Other intangible assets, net	733.0	213.2
Other assets	1,050.2	563.2
Total assets	$11,535.7	$7,400.6

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$1,296.8	$929.4
Accrued expenses	938.0	839.4
Accrued taxes	40.9	105.6
Notes payable and current maturities of long-term debt	3,083.0	597.0
Pension and postretirement benefits	68.5	68.9
Liabilities of discontinued businesses held for sale	1.0	96.7
Deferred income taxes	8.2	0.2
Total current liabilities	5,436.4	2,637.2

Pension and postretirement benefits	764.6	735.5
Long-term debt	483.0	500.4
Other liabilities	921.0	658.1
Total liabilities	7,605.0	4,531.2

Shareholders' equity	3,930.7	2,869.4
Total liabilities and shareholders' equity	$11,535.7	$7,400.6
ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006
Operating Activities Net income	$742.1	$581.1
Less: Income from discontinued operations	(109.1)	(81.4)
Income from continuing operations	633.0	499.7

Adjustments to income from continuing operations:
Depreciation and amortization	185.4	171.6
Stock-based compensation	34.6	22.9
Restructuring and asset impairment charges, net	66.1	51.7
Payments for restructuring	(51.5)	(43.4)
Change in receivables	(236.7)	(61.2)
Change in inventories	111.8	(101.4)
Change in accounts payable and accrued expenses	137.2	246.4
Change in accrued and deferred taxes	(34.1)	30.3
Change in other current and non-current assets	(106.0)	(74.0)
Change in other current and non-current liabilities	47.2	30.7
Other, net	11.1	7.4
Net cash — operating activities	798.1	780.7

Investing Activities Additions to plant, property and equipment	(239.3)	(177.1)
Acquisitions, net of cash acquired	(1,780.2)	(89.5)
Proceeds from sale of assets and businesses	283.6	226.6
Other, net	6.8	(6.3)
Net cash — investing activities	(1,729.1)	(46.3)

Financing Activities Short-term debt, net	2,311.9	(155.6)
Long-term debt repaid	(244.2)	(13.3)
Long-term debt issued	0.5	0.5
Repurchase of common stock	(299.0)	(210.0)
Proceeds from issuance of common stock	65.4	69.0
Dividends paid	(96.6)	(77.6)
Tax benefit from stock option exercises	15.0	16.7
Other, net	(0.9)	0.1
Net cash — financing activities	1,752.1	(370.2)

Exchange Rate Effects on Cash and Cash Equivalents	103.0	50.6
Net Cash — Discontinued Operations:
Operating Activities	(16.2)	80.2
Investing Activities	(4.0)	(9.3)
Financing Activities	(1.0)	0.4

Net change in cash and cash equivalents	902.9	486.1
Cash and cash equivalents — beginning of year	937.1	451.0
Cash and Cash Equivalents — end of period	$1,840.0	$937.1

CONTACT:
ITT Corporation
Andy Hilton, +1-914-641-2160
andy.hilton@itt.com